UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 10, 2010

Inter Parfums, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02. Results of Operations and Financial Condition.

Certain portions of our press release dated May 10, 2010, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02. They are as follows:

•           The 1st-4th paragraphs, all relating to results of operations for the first quarter of 2010

•           The 5th paragraph relating to net cash, working capital and balance sheet items as of the end of the first quarter of 2010

•           The 11th paragraph relating to the conference call to be held on May 11, 2010

•           The consolidated statements of income and consolidated balance sheets.

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated May 10, 2010, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed  pursuant to this Item 7.01 and Regulation FD. They are as follows:

•           The 6th  paragraph relating to product launches for European operations

•           The 7th  paragraph relating to product launches for United States operations

•           The 8th  paragraph relating to potential expansion of our existing portfolio of brands

•           The 9th  paragraph relating to 2010 guidance

•           The 13th paragraph relating to forward looking information

•           The balance of such press release not otherwise incorporated by reference in Items 2.02, 8.01 or 9.01.

Item 8.01. Other Events.

Certain portions of our press release dated May 10, 2010, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 8.01. They are as follows:

•           The 10th paragraph relating to cash dividends

Item 9.01 Financial Statements and Exhibits.

99.1 Our press release dated May 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: May 10, 2010
Inter Parfums, Inc.

By: /s/ Russell Greenberg
Russell Greenberg, Executive Vice President